EXHIBIT (j)(1)



                                INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 85 to the Registration Statement (1933 Act File No. 33-572) on Form N-1A of Eaton Vance Municipals Trust of our reports each dated November 3, 2000 of Eaton Vance California Municipals Fund, Eaton Vance Florida Municipals Fund, Eaton Vance Massachusetts Municipals Fund, Eaton Vance Mississippi
Municipals Fund, Eaton Vance New York Municipals Fund, Eaton Vance Ohio Municipals Fund, Eaton Vance Rhode Island Municipals Fund and Eaton Vance West Virginia Municipals Fund (the "Funds") and the California Municipals Portfolio, Florida Municipals Portfolio, Massachusetts Municipals Portfolio, Mississippi Municipals Portfolio, New York Municipals Portfolio, Ohio Municipals Portfolio, Rhode Island Municipals Portfolio and West Virginia Municipals Portfolio included in the September 30, 2000 Annual Report to Shareholders of the Funds.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under "Other Service Providers" in the Statement of Additional Information.


                                  /s/ Deloitte & Touche LLP
                                  -------------------------
                                  DELOITTE & TOUCHE LLP


January 22, 2001
Boston, Massachusetts